Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report (Form 10-K) of GAMCO Investors, Inc. and Subsidiaries of our report dated March 10, 2009, with respect to the consolidated financial statements of GAMCO Investors, Inc. and Subsidiaries, included in the 2009 Annual Report to Shareholders of GAMCO Investors, Inc. and Subsidiaries.

We also consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-160802) of GAMCO Investors, Inc. and Subsidiaries,

2)	Registration Statement (Form S-3 No. 333-148046) of GAMCO Investors, Inc. and Subsidiaries,

3)	Registration Statement (Form S-3 No. 333-74676) of GAMCO Investors, Inc. and Subsidiaries,

4)	Registration Statement (Form S-8 No. 333-76748) pertaining to the 1999 Stock Award and Incentive Plan of GAMCO Investors, Inc. and Subsidiaries;

of our report dated March 10, 2009 with respect to the consolidated financial statements of GAMCO Investors, Inc. and Subsidiaries included in the 2009 Annual Report to Shareholders of GAMCO Investors, Inc. and Subsidiaries.

/s/  Ernst & Young LLP

New York, New York
March 15, 2010